Exhibit 5.1

Trevor Patterson LL.B. (Hons.), LL.M. (Lond.), J.D., LL.M. (Tax), A.C.I.I.

Lynda Mair LL.B. (Hons.), J.P.

Arthur Hamilton LL.B. (Hons.) (Admtd. Ontario Bar)

Sharon Neil Smith LL.B. (Hons.), LL.M. (Lond.)

Andrea Kinach B.A. (Hons.) (Econ.), LL.B. (Hons.)

Jerome Spencer LL.B. (Hons.)

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Kimberly HoSue LL.B. (Hons.)

Roumelia Pryce LL.B. (Hons.)

May 21, 2012

National Commercial Bank Jamaica Limited

“The Atrium”

32 Trafalgar Road

Kingston 10

Jamaica, WI

Dear Sirs,

Re: National Commercial Bank Jamaica Limited (the “Registrant”)

We have acted as Jamaican counsel to the Registrant, AIC (Barbados) Limited, a company incorporated with limited liability under the laws of Barbados (“AICB”) and AIC Global Holdings Inc., a corporation incorporated under the laws of Canada (“AICGH” and, together with AICB, the “Selling Shareholders”) in connection with a registration statement on Form F-1 originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 18, 2012 including all amendments and supplements thereto (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of its ordinary no par value shares, (“Ordinary Shares”) in the form of American Depositary Shares (“ADSs”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed copies of (1) the current amended and restated Articles of Incorporation of the Registrant, as adopted by resolution of the Registrant on 28 July, 2011), (2) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Registrant on 11 April, 2012 (the “Certificate Date”), (3) the resolution of the Board of the Registrant dated 8 May, 2012 and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (e) that there is no provision of the law of any jurisdiction, other than Jamaica, which would have any implication in relation to the opinions expressed herein; (f) that the Registration Statement will be declared effective by the Commission and (g) that upon issue of any ADSs, the Registrant will receive consideration for the full issue price thereof which shall be as set forth in the Registration Statement.

7th Floor, Citigroup Building, 63-67 Knutsford Boulevard, Kingston 5, Jamaica, West Indies

Tel: (876) 920-4000 | Fax : (876) 920-0244 | Email: info@pmhlaw.net

National Commercial Bank	- 2 -	May 21, 2012

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Jamaica. This opinion is to be governed by and construed in accordance with the laws of Jamaica and is limited to and is given on the basis of the current law and practice in Jamaica. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Ordinary Shares in the form of ADSs by the Registrant and the Selling Shareholders and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Registrant is duly incorporated and existing under the laws of Jamaica and is, as at the Certificate Date, in good standing (meaning solely that it has not failed to make any filing with any Jamaican governmental authority, or to pay Jamaican government fee which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Jamaica).

2.	When issued and paid for as contemplated by the Registration Statement, the Ordinary Shares underlying the ADSs will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	The Ordinary Shares underlying the ADSs to be sold by the Selling Shareholders have been validly issued and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the purchase by them of such shares).

4.	The statements relating to certain Jamaican tax matters set forth under the caption “Taxation — Jamaican tax considerations” in the Registration Statement, to the extent that they constitute statements of Jamaican law, are true and accurate based on current law and practice at the date hereof and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm under the captions “Enforcement of Civil Liabilities,” “Taxation” and “Legal Matters” and to the summarization of our opinion in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

PATTERSON MAIR HAMILTON

PER:	/S/ L. MAIR
LYNDA MAIR